ANSLOW & JACLIN, LLP	RICHARD I. ANSLOW
Counselors at Law	EMAIL: RANSLOW@ANSLOWLAW.COM

GREGG E. JACLIN
EMAIL: GJACLIN@ANSLOWLAW.COM

November 1, 2006

Combined Opinion and Consent

Alliance Recovery Corporation
#390-1285 N. Telegraph Road
Monroe, Michigan 48162-3368

RE: ALLIANCE RECOVERY CORPORATION

Gentlemen:

You have requested our opinion, as counsel for Alliance Recovery Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Post-Effective Amendment No. 5 to Form SB-2 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 2,836,502 shares of the Company’s common stock issuable in connection with the conversion of the Company’s options and 3,969,156 shares of the Company’s common stock being registered by selling shareholders.

We have examined such records and documents and made such examinations of laws as we have deemed relevant in connection with this opinion. It is our opinion that (i) the 3,969,156 shares of common stock to be offered pursuant to the Registration Statement and sold by the selling shareholders have been duly authorized, legally issued, and are fully paid and non-assessable; and (ii) the 2,836,502 shares underlying the options shall become legally issued, fully paid and non-assessable when the options are exercised and the underlying shares are issued.

No opinion is expressed herein as to any laws other than the State of Delaware of the United States. This opinion opines upon Delaware law including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

Our previous legality opinion in connection with the Company’s registration statement on Form SB-2 filed with the Securities and Exchange Commission and declared effective in July 2005 has been withdrawn and is no longer to be relied upon.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

ANSLOW & JACLIN, LLP

By:	/s/ Anslow & Jaclin, LLP
ANSLOW & JACLIN, LLP

195 Route 9 South, Suite 204, Manalapan, New Jersey 07726 Tel: (732)
409-1212 Fax: (732) 577-1188